UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2024 (May 29, 2024)

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1731 Radiant Drive
Dania Beach,	Florida	33004
(Address of principal executive offices, including zip code)

(954) 447-7920
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Principal Financial Officer

On May 29, 2024, Scott M. Haralson notified Spirit Airlines, Inc. (the “Company”) of his resignation as Executive Vice President and Chief Financial Officer of the Company, effective as of the close of business on June 14, 2024, in order to pursue another opportunity.

Appointment of Principal Financial Officer

On May 29, 2024, the Company appointed Brian J. McMenamy, our Vice President, Controller, to the position of Vice President and Interim Chief Financial Officer and designated him Principal Financial Officer, effective as of the close of business on June 14, 2024.

In connection with that appointment, effective as of June 15, 2024, Mr. McMenamy’s annual base salary will be increased from $290,000 to $400,000. Effective January 1, 2024, Mr. McMenamy’s target annual short-term incentive was increased from 50% to 70% of his base salary, and his target annual long-term incentive was set at $550,000.

Information regarding Mr. McMenamy’s background and business experience is incorporated by reference herein from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2024.

There are no arrangements or understandings between Mr. McMenamy and any other person pursuant to which Mr. McMenamy was appointed to serve as Vice President and Interim Chief Financial Officer. There are no family relationships between Mr. McMenamy and any director or executive officer of the Company, and Mr. McMenamy has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Principal Accounting Officer

On May 31, 2024, the Board of Directors appointed Griselle Molina, the Company’s Senior Director, Corporate Accounting, as Vice President and Controller and designated Ms. Molina as the Company’s Principal Accounting Officer.

Ms. Molina, age 48, has served as the Company’s Assistant Controller and Senior Director, Corporate Accounting since 2019 and, prior to that, as its Director of Corporate Accounting from 2017 to 2019. She served as Director of International Reporting and Compliance Director for the Company from 2013 to 2017. Ms. Molina has also served as Treasurer of the Spirit Airlines Charitable Foundation from 2018 to present.

In connection with her appointment, effective as of June 15, 2024, Ms. Molina’s base salary will be increased from $220,500 to $275,000. Effective January 1, 2024, Ms. Molina’s target annual short-term incentive was increased from 35% to 50% of her base salary, and her target annual long-term incentive was set at $200,000.

There are no arrangements or understandings between Ms. Molina and any other person pursuant to which Ms. Molina was appointed to serve as Vice President and Controller. There are no family relationships between Ms. Molina and any director or executive officer of the Company, and Ms. Molina has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act:

Exhibit No.	Description

99.1	Press Release Spirit Airlines Announces CFO Transition
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2024	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel